Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-10
*CUSIP:   21988G833

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of          April 1, 2004.....                               $0.00
         Scheduled Income received on securities.....             $986,580.00
         Unscheduled Income received on securities.....                 $0.00

LESS:
         Distribution to the Holders.....                        -$986,580.00
         Distribution to Depositor.....                                -$0.00
         Distribution to Trustee.....                                  -$0.00
Balance as of         October 1, 2004.....                              $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         April 1, 2004.....                                $0.00
         Scheduled Principal received on securities.....                $0.00

LESS:
         Distribution to Holders.....                                  -$0.00
Balance as of         October 1, 2004.....                              $0.00


                  UNDERLYING SECURITIES HELD AS OF October 1, 2097

         Principal
          Amount                                     Title of Security
          ---------                                  -----------------

        $37,800,000       Motorola, Inc. 5.22% Debentures due October 1, 2097
                          *CUSIP:   620076AM1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


                                      5